UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: March 22, 2010

(Date of earliest event reported)

Timberline Resources Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34055

_____________________________________

Delaware	82-0291227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

101 East Lakeside Avenue

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

 (208) 664-4859

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 22, 2010, the Registrant, Timberline Resources Corporation (“Timberline”), entered into a definitive agreement (the “Agreement”), whereby Timberline will acquire, through a court-approved plan of arrangement, all of the issued and outstanding common shares of Staccato Gold Resources Ltd. (“Staccato”), a Canadian corporation, by means of a share exchange (the “Arrangement”).

Under the Agreement, Staccato shareholders will receive one share of Timberline common stock and $0.0001 for every seven shares of Staccato common stock held (the “Exchange Ratio”).   Pursuant to the Arrangement, the holders of a portion of the outstanding Staccato options and the holders of all Staccato warrants will be entitled to receive Timberline options and warrants at the Exchange Ratio and with corresponding changes to the exercise price based on the Exchange Ratio.  The balance of the outstanding Staccato options will either be exchanged for Staccato shares prior to the closing or cancelled at closing.

Upon completion of the Arrangement, Timberline will have approximately 56 million common shares issued and outstanding, with 73 million shares on a fully diluted basis.  Current Timberline shareholders will own approximately 74% of the shares outstanding and former Staccato shareholders will own approximately 26%.  On a fully diluted basis, Timberline will be owned 71% by current Timberline shareholders and 29% by current Staccato shareholders.  In conjunction with this Arrangement, Timberline will seek a listing of its shares of commons stock on the TSX Venture Exchange with the intent to have a listing in Toronto in addition to the NYSE Amex listing.

The closing is subject to a favorable vote of at least two-thirds of Staccato common stockholders voting at a special meeting of shareholders to be held on May 14, 2010; a favorable vote of a majority of Timberline common stockholders at a special meeting of shareholders to be held on May 21, 2010; as well as the approval of the NYSE Amex and the TSX Venture Exchange, and other customary closing conditions, including the receipt of all necessary court and regulatory approvals.

The Arrangement has been unanimously approved by the Board of Directors of both Staccato and Timberline and the management and directors of both companies have entered into support agreements.  The Agreement contains a commitment from Staccato not to solicit or initiate discussions concerning alternative transactions to the proposed Arrangement.  There will be no change in the management or Board of Directors of Timberline following the completion of the Arrangement.

The Agreement provides for the payment of reciprocal break fees or expense reimbursements under certain conditions.  Timberline will pay a break fee to Staccato should the Agreement be terminated by Staccato as a result of: (i) a material breach of covenants contained in the Agreement or (ii) the Timberline Board of Directors withdrawing its recommendation of the Arrangement, and Timberline will reimburse Staccato’s expenses if the Agreement is terminated by Staccato as a result of the shareholders of Timberline not approving the Arrangement.  Staccato will pay a break fee to Timberline should the Agreement be terminated by Timberline as a result of: (i) a material breach of covenants contained in the Agreement , (ii) the Staccato Board of Directors withdraws its recommendation of the Arrangement, (iii) the Staccato Board of Directors recommends a competing proposal, (iv) the Board of Staccato fails to re-affirm the Arrangement following a request by Timberline to do so, (v) Staccato enters into a letter of intent or a term sheet for a competing proposal, (vi) Staccato breaches its non-solicitation obligations under the Agreement, or (vii) Staccato fails to recommend rejection for a tender offer or exchange offer relating to its securities, or should the Agreement be terminated by Staccato as a result of the Staccato Board of Directors accepting a competing proposal to the Arrangement, and Staccato will reimburse Timberline’s expenses if the Agreement is terminated by Timberline as a result of the shareholders of Staccato  not approving the Arrangement.

The foregoing is a description of the material terms of the Agreement and is qualified in its entirety by the actual terms and conditions of the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On Monday, March 22, 2010, the Company held its 2010 Annual Meeting and the following are the final voting tallies for the Annual Meeting:

Proposal #1 – Election of Directors

The election of the Nominees to the Company’s Board to serve until the Company’s 2011 Annual Meeting of Shareholders or until successors are duly elected and qualified:

		Voted For	Withheld
	Paul Dircksen	15,756,659	29,277
	Randal Hardy	15,506,159	279,777
	Vance Thornsberry	11,689,008	4,096,928
	Eric Klepfer	15,673,644	112,292
	Ron Guill	15,739,344	46,592
	James Moore	15,741,159	44,777
	Robert Martinez	15,746,660	39,276

Proposal #2 To ratify the appointment of the Company’s Independent Registered Public Accounting Firm for the 2010 fiscal year	For	Against	Abstain
	27,465,898	25,491	44,004

Proxies were solicited under the proxy statement filed with the Securities and Exchange Commission on January 25, 2010.  All nominees for director were elected.

Item 7.01 Regulation FD Disclosure.

On March 23, 2010, Timberline Resources Corporation (the “Company”) issued a press release entitled “Timberline Agrees to Acquire Staccato Gold with Potential Near-Term Nevada Gold Production at Lookout Mountain”.  A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

10.1

Arrangement Agreement between Timberline and Staccato dated March 22, 2010

10.2

Form of Support Agreement between Timberline and officers and directors of Staccato

99.1

Press Release of Timberline Resources Corporation dated March 23, 2010.*

* Furnished to not filed with the SEC pursuant to Item 7.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION
Date: March 24, 2010	By:	/s/ Randal Hardy
Randal Hardy Chief Executive Officer, Chief Financial Officer and Director

 EXHIBIT INDEX

Exhibit No.

Description

10.1

Arrangement Agreement between Timberline and Staccato dated March 22, 2010

10.2

Form of Support Agreement between Timberline and officers and directors of Staccato

99.1

Press Release of Timberline Resources Corporation dated March 23, 2010.*

* Furnished to not filed with the SEC pursuant to Item 7.01 above.